U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2018

PREMIER PRODUCT GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Wyoming	000-51232	68-0582275
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1325 Cavendish Drive, Suite 201

Silver Spring, MD 20905

  (Address of principal executive offices)

(Registrants telephone number, including area code)

(301) 202-7762

(former name or former address, if changed since last report)

7151 Kestrel Drive

Missoula, MT 59808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2018, PREMIER PRODUCTS GROUP INC. (the “Company”) entered into a Letter of Intent (“LOI”) to acquire an operating cryptocurrency company (“Target Company”). Upon the closing, which is subject to a) final due diligence. B) required audit and financial filings by both parties, c) corporate actions to be completed (8-K’s, 10-K, 10-Q’s, Finra actions, etc), and d) final definitive agreement, the Target Company will become a 100% wholly owned subsidiary of the Company in exchange for an equivalent 90% of the capitalized Company.

Item 1.02 Termination of a Material Definitive Agreement.

On February 13, 2017, PREMIER PRODUCTS GROUP INC. entered into an acquisition and stock purchase agreement with SATIC Incorporated (“SATIC”). Due to the parties inability to complete due diligence and acceptable closing terms, the parties have mutually agreed to rescind and cancel the agreement, with the closing never having taken place.

As part of the closing, Mr. B.D. Erickson, II, the President of SATIC, was to assume the position of CEO and Sole Director of the Company. With the cancellation of the agreement, all officer and director positions have been rescinded back to Mr. Clifford Pope.

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. B.D. Erickson, II, the President of SATIC, was to assume the position of CEO and Sole Director of the Company upon the closing of the merger between the Company and SATIC. With the cancellation of the agreement, all officer and director positions have been rescinded back to Mr. Clifford Pope. Mr. Pope is the Interim-CEO and sole director of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Mr. Clifford Pope holds the 51% voting control Preferred shares of the Company. On January 8, 2018, as majority holder, Mr. Pope has confirmed the actions taken by the Company and shareholders. Items confirmed by the shareholders include: a) the cancellation of the SATIC merger agreement, b) the execution of the LOI subject to closing conditions, and c) reinstatement of Mr. Clifford Pope as sole officer and director of the Company, replacing Mr. Erickson.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on January 10, 2018.

PREMIER PRODUCT GROUP, INC.

By:	/s/ Clifford Pope
Clifford Pope,
Interim Chief Executive Officer

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